Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1996, which appears on page 8 of the 1995 Annual Report to Shareholders of Gehl Company, which is incorporated by reference in Gehl Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of such Annual Report on Form 10-K.




   PRICE WATERHOUSE LLP
   Milwaukee, Wisconsin
   May 15, 1996